TEKTRONIX, INC.
                             1998 STOCK OPTION PLAN


     1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to enable Tektronix, Inc. (the "Company") to attract and retain as employees people of initiative and ability and to provide additional incentives to employees.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 8, the shares to be offered under the Plan shall consist of Common Shares of the Company, and the total number of Common Shares that may be issued under the Plan shall not exceed 4,000,000 Common Shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan was adopted by the Board of Directors on June 17, 1998. The Plan shall become effective when approved by the shareholders of the Company.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any outstanding options issued under the Plan.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the employees to whom options shall be granted, the amount of the options and the other terms and conditions of the grants. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, accelerate any exercise date, extend any exercise period, amend any provision applicable to options and make all other determinations in the judgment of the Board of Directors as necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 11. The Board of Directors may designate a committee of officers of the Company that shall have all authority of the Committee to grant and amend options under the Plan to employees who are not officers.

     5. Types of Options; Eligibility; Limitations on Certain Awards. The Board of Directors may, from time to time, take the following action, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6(b);
(ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraph 6(c); and (iii) grant foreign qualified options as provided in paragraph 7. Any such

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awards may be made to employees, including employees who are officers or directors, of the Company or its subsidiaries. The Board of Directors shall select the employees to whom awards shall be made. The Board of Directors shall specify the action taken with respect to each employee to whom an award is made under the Plan. No employee may be granted options under the Plan for more than an aggregate of 600,000 Common Shares in connection with the hiring of the employee or 200,000 Common Shares in any fiscal year otherwise.

     6. Option Grants.

          (a) Grant. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option (which shall not exceed ten years from the date of grant), the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

               (i) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Shares subject to the option on the date it is granted, as described in paragraph 6(b)(iv) and the option term does not exceed five years from the date of grant.

               (iii) The option price per share shall be determined by the Board of Directors at the date of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Shares covered by the Incentive Stock Option at the time the option is granted. The fair market value shall be deemed to be the closing price of the Common Shares as reported in the NYSE Composite Transactions in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Shares as shall be specified by the Board of Directors.

               (iv) No Incentive Stock Option shall be granted on or after June 17, 2008.

               (v) The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

               (vi) Subject to adjustment as provided in paragraph 8, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 4,000,000 shares.

          (c) Non-Statutory Stock Options. The option price for Non-Statutory Stock Options shall be determined by, or in the manner specified by, the Board of Directors at the time of grant. The option price may not be less than 100 percent of the fair market value of the shares on the valuation date selected by the Board of Directors. The Board of Directors may select the valuation date from among the following dates: (i) the date of commitment by the Company to grant the option; (ii) the date of approval of the option grant by the Board of Directors or (iii) the effective date of the option. The fair market value of shares covered by a Non-Statutory Stock Option shall be deemed to be the closing

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     price of the Common Shares as reported in the NYSE Composite Transactions in The Wall Street Journal on the date preceding the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Shares, or average closing prices for a period of not more than 10 trading days preceding the valuation date, as shall be specified by the Board of Directors.

          (d) Exercise of Options. Except as provided in paragraph 6(f), no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any subsidiary of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose. Except as provided in paragraphs 6(f), 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

          (e) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (f) Termination of Employment, Disability or Death.

               (i) Unless otherwise determined by the Board of Directors, in the event the employment of the optionee by the Company or a subsidiary terminates for any reason other than because of death or disability or when eligible for retirement as provided in paragraphs 6(f)(ii), (iii) and (iv), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (ii) Unless otherwise determined by the Board of Directors, in the event of the termination of an optionee's employment when eligible for retirement on or after age 55 under the Tektronix Pension Plan (other than because of death as provided in paragraph 6(f)(iv) or because of disability as provided in paragraph 6(f)(iii)), the option may be exercised at any time prior to the expiration date of the option, the expiration of one year after the date of such termination, or the expiration of three months after the optionee's death following termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option on the date of termination. The Board of Directors may, in its sole discretion, cancel any such options at any time prior to the exercise thereof unless the following conditions are met:

                    (A) The optionee shall not render services for any
               organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the optionee's positions and responsibilities while employed by the Company, the optionee's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the optionee's assuming the

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               post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The optionee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the optionee or a greater than 10 percent equity interest in the organization or business.

                    (B) The optionee shall not, without prior written
               authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's employee confidentiality agreement, relating to the business of the Company, acquired by the optionee either during or after employment with the Company.

                    (C) The optionee, pursuant to the Company's employee
               confidentiality agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary as requested by the Company to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

               (iii) Unless otherwise determined by the Board of Directors, in the event of the termination of employment because of disability as defined in the applicable option agreement, the option shall become exercisable in full and may be exercised by the optionee at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period.

               (iv) Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while in the employ of the Company or a subsidiary, the option shall become exercisable in full and may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

               (v) The Board of Directors, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

               (vi) To the extent that the option of any deceased optionee or of any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

          (g) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from

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     the Company) or, with the consent of the Board of Directors, in whole or in part, in Common Shares of the Company valued at fair market value. The fair market value of Common Shares provided in payment of the purchase price shall be the closing price of the Common Shares as reported in the NYSE Composite Transactions in The Wall Street Journal, or such other reported value of the Common Shares as shall be specified by the Board of Directors, on the trading day preceding the date the option is exercised. No shares shall be issued until full payment therefor has been made. With the consent of the Board of Directors an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Shares to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option, less the number of shares surrendered in payment of the option exercise or surrendered or withheld to satisfy withholding obligations.

     7. Foreign Qualified Grants. Options may be granted under the Plan to such officers and employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no option be granted under any such supplement with terms which are significantly more beneficial to the participants than the terms permitted by the Plan.

     8. Changes in Capital Structure. If the outstanding Common Shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest is maintained as before the occurrence of such event. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company in lieu of providing for options as provided above in this paragraph 8, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options shall immediately terminate.

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     9. Special Acceleration in Certain Events.

          (a) Special Acceleration. A special acceleration ("Special Acceleration") of options outstanding under the Plan shall occur with the effect set forth in paragraph 9(b) at any time when any one of the following events has taken place:

               (i) The shareholders of the Company approve one of the following ("Approved Transactions") and either (x) such Approved Transaction is consummated or (y) the Board of Directors determines that consummation of such Approved Transaction is likely and establishes an option exercise period in connection with the consummation of the Approved
          Transaction:

                    (1) Any consolidation, merger or plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Common Shares would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Shares immediately prior to the Merger have the same proportionate ownership of Common Shares of the surviving corporation after the Merger; or

                    (2) Any sale, lease, exchange, or other transfer (in one
               transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

               (ii) A tender or exchange offer, other than one made by the Company, is made for Common Shares (or securities convertible into Common Shares) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Shares (an "Offer"); or

               (iii) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          The terms used in this paragraph 9 and not defined elsewhere in the Plan shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

          (b) Effect on Outstanding Options. Upon a Special Acceleration pursuant to paragraph 9(a), all options then outstanding under the Plan shall immediately become exercisable in full for the remainder of their terms or until earlier terminated pursuant to paragraph 8, except that a Special Acceleration shall have no effect on outstanding options if the Board of Directors determines, after consulting with its independent public accountants, that such acceleration could adversely affect the Company's eligibility to be a party to a transaction accounted for as a pooling-of-interests.

     10. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options under the Plan having terms, conditions and provisions that vary from those specified in the Plan provided that any such options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(f), 8, and 9, however, no change in an option already granted shall be made without the written consent of the holder of such option.

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     12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     13. Employment Rights. Nothing in the Plan or any award pursuant to the Plan shall confer upon (i) any employee any right to be continued in the employment of the Company or any subsidiary or shall interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits, or (ii) any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     14. Rights as a Shareholder. The recipient of any grant under the Plan shall have no rights as a shareholder with respect to any Common Shares until the date of issue to the recipient of a stock certificate upon the exercise of an option. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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